SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 29, 2008

Community Trust Bancorp, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Kentucky (state or other jurisdiction of incorporation)	001-31220 (commission file number)	61-0979818 (irs employer identification no.)
346 North Mayo Trail, Pikeville, Kentucky (address of principal executive offices)		41501 (zip code)
Registrant’s telephone number, including area code (606) 432-1414

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□           Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 29, 2008, the Company’s Board of Directors approved the following actions, which were approved by the Compensation Committee and recommended to the Board of Directors:

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Base Salary Increases.  New annual base salaries were approved for the following named executive officers:  Jean R. Hale (Chairman, President and Chief Executive Officer) - $422,000; Mark A. Gooch (Executive Vice President and Secretary) - $321,000; Michael S. Wasson (Executive Vice President) - $190,000; Tracy E. Little (Executive Vice President) - $180,000;  and James Draughn (Executive Vice President) - $177,500.

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No Cash Incentive Compensation Awards for the Year Ended December 31, 2007. The Company’s named executive officers were participants in the Company’s Senior Management Incentive Compensation Plan for the year ended December 31, 2007 (“2007 Plan”).  The Committee reviewed the performance measures established under the 2007 Plan and the level of performance actually achieved by the Company under the 2007 Plan.  Based on its review, the Committee determined that participants were not entitled to any award under the 2007 Plan.

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Grants of Options and Restricted Stock.   Retention options and restricted stock were granted to the following named executive officers.  The options were granted pursuant to the terms of the Company’s 2006 Stock Ownership Incentive Plan, with an exercise price per share of $28.32 (equal to fair market value on date of grant), a term of 10 years, and vesting in five years.   The restrictions on the restricted stock will lapse at the end of five years.  However, in the event of a change in control of the Company or the death of the participant, the restrictions will lapse.  In the event of the disability of the participant, the restrictions will lapse on a pro rata basis (with respect to 20% of the participant’s restricted stock for each year since the date of award). The Committee will have discretion to review and revise restrictions applicable to a participant’s restricted stock in the event of the participant’s retirement.

	Options Granted (Shares)	Restricted Stock Granted (Shares)
Jean R. Hale – Chairman and Chief Executive Officer	6,250	1,420
Mark A. Gooch – Executive Vice President and Secretary	5,000	1,136
Michael S. Wasson – Executive Vice President	3,750	852
Tracy E. Little – Executive Vice President	3,750	852
James Draughn – Executive Vice President	3,750	852

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Plan for Incentive Compensation Awards for the Year Ending December 31, 2008.  The Committee approved the Senior Management Incentive Compensation Plan for the year ending December 31, 2008 (“2008 Plan”). The participation groups under the Plan are: (i) Group I, consisting of the members of the Executive Committee; (ii) Group II, consisting of the Company’s officers responsible for certain divisions and market presidents; and (iii) Group III, consisting of Senior Vice Presidents of consolidated functions selected for participation by the Compensation Committee.  Individuals below the Senior Vice President level may be selected by the Compensation Committee for special option awards for extraordinary performance.

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Participants will be eligible for a cash award determined by earnings per share as a percent of average assets (ROAA).  The minimum and maximum awards as a percent of salary for each group will be: (i) Group I – minimum award – 10% of salary and maximum award - 60% of salary; (ii) Group II  - minimum award – 9% of salary and maximum award - 30% of salary; and (iii) Group III – minimum award – 8.5% of salary and maximum award – 25% of salary. However, no cash award will be made to any participant unless the Company attains a target ROAA and target earnings per share.

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Participants will be eligible to receive stock options (pursuant to the Company’s 2006 Stock Ownership Incentive Plan) with a face value equal to certain percentages of salary.  The minimum and maximum stock option awards as a percent of salary for each group will be: (i) Group I – minimum award of 100% of salary and maximum award of 200% of salary; (ii) Group II – minimum award of 50% of salary and maximum award of 100% of salary; and (iii) Group III – minimum award of 25% of salary and maximum award of 50% of salary.  However, no stock option awards will be made to any participant unless the Company attains a target ROAA and target earnings per share.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Description
10.1	Form of Restricted Stock Agreement
10.2	Senior Management Incentive Compensation Plan (for the year ending December 31, 2008)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Trust Bancorp, Inc.

Date: February 1, 2008	By:	/s/ Jean R. Hale
Jean R. Hale
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Stock Agreement
10.2	Senior Management Incentive Compensation Plan (for the year ending December 31, 2008)